                    RESTATED AND AMENDED ARTICLES OF INCORPORATION

                                          OF

                           NEW YORK BAGEL ENTERPRISES, INC.



KNOW ALL MEN BY THESE PRESENTS:

    NEW YORK BAGEL ENTERPRISES, INC., a Kansas corporation, originally incorporated on December 27, 1995 (the date of filing of its original Articles of Incorporation with the Office of the Secretary of State of Kansas), pursuant to the provisions of K.S.A. 17-6605, hereby adopts restated Articles of Incorporation and amends its Articles of Incorporation, which restatement and amendments restate and integrate and also further amend the Articles of Incorporation.

    Such restatement and amendment made by these Restated and Amended Articles of Incorporation have been effected in conformity with the provisions of K.S.A. 17-6605. At a special meeting of the Board of Directors of said corporation held on the 16th day of January, 1996, the Board of Directors adopted resolutions setting forth the restatement and amendments hereafter set out to the Articles of Incorporation of the corporation.

    Thereafter, on June 4, 1996, as evidenced by a stockholders' consent to action in lieu of a meeting, all of the stockholders who were entitled to vote on such restatement and amendments approved the same. The number of voting shares outstanding and entitled to vote on the Restated and Amended Articles of Incorporation was 1,012,134; stockholders owning 1,012,134 of such shares consented to such Restated and Amended Articles of Incorporation; and none of the stockholders withheld consent.

    The capital of the corporation will not be reduced under or by reason of said restatement and amendments.

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    The Articles of Incorporation are hereby superseded by the following
Restated and Amended Articles of Incorporation:

                                          I.

    The name of the corporation is New York Bagel Enterprises, Inc.

                                         II.

    The registered office of the corporation is located at 1600 Epic Center, 301 North Main Street, Wichita, Sedgwick County, Kansas 67202-4888, and the corporation's resident agent at such address is Gregory B. Klenda.

                                         III.

    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

                                         IV.

    The corporation shall have authority to issue shares of capital stock consisting of the following:

    A.   Thirty million (30,000,000) shares of common stock, $0.01 par value;
and

    B.   Five million (5,000,000) shares of preferred stock, no par value.

    The Board of Directors is authorized, subject to any limitations prescribed by law, to provide by resolution or resolutions for the issuance of the preferred shares in one or more series, to establish the number of shares to be included in each such series, and to fix the powers, designations, preferences and the relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the preferred shares.

                                          V.

    A. The number of directors of the corporation shall be as set forth in the Bylaws of the corporation.

    B. The directors of the corporation shall be divided into three (3) categories as nearly equal in number as possible. Directors initially elected as Category I directors shall hold office for a term expiring at the 1997 annual stockholders' meeting. Directors initially elected as Category II directors shall hold office for a term expiring at the 1998 annual stockholders' meeting, and directors initially elected as Category III directors shall hold office for a term expiring at the 1999 annual stockholders' meeting. At each annual meeting of stockholders, the successors


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         to the category of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the categories so as to make all categories as nearly equal in number as possible. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the category for which such director shall have been chosen and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

    C. The elections of directors need not be by written ballot unless the Bylaws so provide.

                                         VI.

    Whenever a compromise or arrangement is proposed between this corporation and its creditors, or any class of them, or between this corporation and its stockholders, or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, and amendments thereto, may order a meeting of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement in the reorganization, if sanctioned by the court to which the application has been made, it shall be binding on all the creditors or class of creditors, or on all stockholders, or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                         VII.

    A. The corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law as it presently exists or may hereafter be amended, any person who was or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise.


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    B.   A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as it presently exists or may hereafter be amended.

    C. Neither the amendment nor repeal of this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this
         Article VII, would accrue or arise prior to such amendment or repeal.

                                        VIII.

    Except as set forth in Paragraph C of this Article VIII, the affirmative vote by at least two-thirds of the outstanding shares of the Voting Stock (as hereinafter defined) shall be required as a requisite for the approval, authorization, adoption, or consummation by the Corporation (as hereinafter defined) of any Business Combination (as hereinafter defined) between the Corporation and a Related Person (as hereinafter defined). The two-thirds vote requirement shall be calculated by excluding from the voted shares those which the Related Person is the Beneficial Owner (as hereinafter defined). Such affirmative vote shall be in addition to the vote of the holders of the securities of the Corporation otherwise required by law or by agreement between the Corporation and any other Person (as hereinafter defined), including, but not limited to, a national securities exchange.

    A. For purposes of this Article VIII, and where expressly indicated herein for purposes of these Articles of Incorporation, the following terms shall have the following meanings:

         (1) "AFFILIATE." The term "Affiliate" shall mean a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         (2) "ASSOCIATE." The term "Associate" as used to indicate a relationship with any Person, means (a) any corporation or organization (other than the Corporation) of which such Person is an officer or partner, or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities; (b) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or (c) a relative or spouse of such Person or any relative of such spouse, who has the same home as such Person.

         (3) "BENEFICIAL OWNER." A Person shall be considered to be the "Beneficial Owner" of any shares of the Voting Stock (whether or not owned of record), and any such shares shall be considered to be "Beneficially Owned" by such Person in the following circumstances:


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              (a)  With respect to which such Person or any Affiliate or
                   Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of the Voting Stock; or
                   (ii) investment power, including the power to dispose of or to direct the disposition of such shares of the Voting Stock;

              (b) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or contingency) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding (whether such right is exercisable immediately or only after the passage of time or occurrence of an event or contingency); or

              (c) Which are Beneficially Owned within the meaning of paragraphs (a) or (b) of this definition by any other Person with which such first-mentioned Person or any Affiliate or Associate of such Person has any agreement, arrangement, or understanding, written or oral, with the respect to acquiring, holding, voting, or disposing of any shares of the Voting Stock of the Corporation or with respect to acquiring, holding, or disposing of all or substantially all, or a Substantial Part (as hereinafter defined) of the assets or business of the Corporation.

              For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article of the outstanding shares of the Voting Stock, such shares shall be deemed to include any shares of the Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article.

         (4) "BUSINESS COMBINATION." The term "Business Combination" shall include all of the following except to the extent that any of the following occur pursuant to the participation of a Related Person in an employee benefit or compensation plan of the Corporation:

              (a) Any merger or consolidation of the Corporation with or into any Related Person;

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              (b)  Any merger or consolidation of a Related Person with or into the Corporation;

              (c) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of the Corporation to or with a Related Person;

              (d) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of a Related Person to or with the Corporation;

              (e) The issuance of any securities of the Corporation to a Related Person;

              (f) Any reclassification of securities of the Corporation, recapitalization of the Corporation, or other transaction other than a redemption in accordance with the security redeemed, which has the effect, directly or indirectly, of increasing the power of a Related Person to vote the Voting Stock in relation to the voting power of the other stockholders of the Corporation;

              (g) Any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or other transaction with a similar purpose or effect directly or indirectly involving any Related Person;

              (h) Any transaction or event that is intended by any party thereto to have, or that is likely to have, a similar effect as any of the transactions or events described in this definition of Business Combination; or

              (i) Any agreement, contract, commitment, or other arrangement providing for any of the transactions or events described in this definition of Business Combination.

         (5) "CORPORATION." The term "Corporation" shall mean the entity organized pursuant to these Articles of Incorporation and, unless contrary to the express provisions of the reference to that term, that term shall include all subsidiary corporations or other entities of which the entity organized pursuant to these Articles of Incorporation owns, directly or indirectly, a majority of the equity securities thereof, or otherwise controls.

         (6) "DATE OF DETERMINATION." The term "Date of Determination" shall mean:

              (a) The date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such a transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination;

              (b) If such an agreement as referred to in the preceding paragraph (a) is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or

              (c)  In cases where neither of the preceding paragraph (a) nor
                   (b) shall be applicable, then the record date for determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

         (7) "PERSON." The term "Person" shall mean any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, trust, syndicate, association, or other entity, other than the Corporation or a trustee holding stock for the benefit of the employees of the Corporation pursuant to one or more employee benefit plans or arrangements. When two or more Persons act as a partnership, limited partnership, limited liability partnership, corporation, limited liability company, trust, syndicate, association, or other entity for the purpose of acquiring, holding, or disposing of shares of stock, such partnerships, limited partnerships, limited liability partnerships, corporations, limited liability companies, trusts, syndicates, associations, or other entities shall be deemed to be a single "Person."

         (8) "RELATED PERSON." The term "Related Person" shall mean any Person that (a) is the Beneficial Owner as of the Date of Determination or at any time thereafter of five percent (5%) or more of the outstanding shares of Voting Stock; (b) any Person who is an Affiliate of the Corporation and who at any time within five years immediately preceding the Date of Determination was the Beneficial Owner of five percent (5%) or more of the then outstanding shares of the Voting Stock; or (c) any Associate or Affiliate of any Person described in (a) or (b) above.

         (9) "SUBSTANTIAL PART." The term "Substantial Part" shall mean assets with a fair market value that is equal to or exceeds twenty percent (20%) of the fair market value of the total assets of the Corporation or Person in question as of the end of its most recent previous fiscal year.

         (10) "VOTING STOCK." The term "Voting Stock" shall mean all issued and outstanding shares of capital stock of the entity organized pursuant to these Articles of Incorporation that are entitled to vote for the election of directors by their terms or applicable law.

    B. On the basis of information known to the directors, the Board of Directors shall have the power and duty to make any determinations required under this Article by the affirmative vote of a majority of its members, which determinations shall be conclusive and binding on the Corporation and all other Persons for purposes of this Article:

         (1) Whether any Person is the Beneficial Owner, directly or indirectly, of five percent (5%) or more of the outstanding shares of Voting Stock, or is an Affiliate or Associate of another Person;

         (2) Whether any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any other entity involves a Substantial Part of that entity's assets;

         (3) Whether any series of transactions is a series of transactions for purposes of this Article;

         (4) Whether any transaction or event constitutes a Business Combination for purposes of this Article;

         (5)  The Date of Determination relating to any Business Combination;
              and

         (6) Whether any other definition stated in this Article or any other provision contained herein is applicable to any transaction, event, or Person.

    C. The provisions of this Article shall not be applicable to a Business Combination if more than two-thirds of all members of the Board of Directors of the Corporation then in office shall have expressly approved such Business Combination by resolution.

                                         IX.

    Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the outstanding capital stock of the corporation at a meeting called for that purpose; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends removal of a director or directors to the stockholders, such removal may be effected

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

by the affirmative vote of the holders of at least a majority of the outstanding capital stock of the corporation at a meeting of stockholders called for that purpose.

                                          X.

    In the manner set forth in the following sentence, the corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. These Articles of Incorporation may be amended at any annual or special meeting of the stockholders of the corporation by at least a two-thirds vote of the stockholders entitled to vote at a meeting in which a quorum is present in person or by proxy; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends the advisability of the amendment, such amendment may be effected by a majority vote of the stockholders.

                                         XI.

    The Bylaws of the corporation may be adopted, amended or repealed (a) by the holders of at least a majority of the outstanding capital stock of the corporation at a meeting at which a quorum is present or (b) by at least a two-thirds vote of the full Board of Directors.

    IN WITNESS WHEREOF, said corporation has caused these presents to be executed by its President and Secretary this _____ day of _________________, 1996.


                                       NEW YORK BAGEL ENTERPRISES, INC.


ATTEST:                                By
                                           ------------------------------------
                                            Robert J. Geresi, President

- -----------------------------------
J. Chris Dennis, Secretary

STATE OF KANSAS    )
                   )  ss:
COUNTY OF SEDGWICK )

    The foregoing instrument was acknowledged before me this          day of
           , 1996, by Robert J. Geresi and J. Chris Dennis, President and Secretary, respectively, of New York Bagel Enterprises, Inc., a Kansas corporation, on behalf of the corporation.



                                       ----------------------------------------
                                       Notary Public

My Appointment Expires:



- -----------------------------------


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